As filed with the Securities and Exchange Commission on May 1, 2007

Registration No. 333-138025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGITAL ALLY, INC.

(Name of small business issuer in its charter)

Nevada	3663	20-0064269
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4831 W. 136th Street, Suite 300

Leawood, KS 66224

(913) 814-7774

(Address and telephone number of principal executive offices)

4831 W. 136th Street, Suite 300

Leawood, KS 66224

(Address of principal place of business or intended principal place of business)

With copies to:

Digital Ally, Inc. Attn: Stanton Ross 4831 W. 136th Street Suite 300 Leawood, KS 66224 Phone: (913) 814-7774 Fax: (913) 814-7775	Christian J. Hoffmann, III, Esq. Quarles & Brady LLP One Renaissance Square Two North Central Avenue Phoenix, Arizona 85004 Phone: (602) 229-5200 Fax: (602) 420-5008

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: From time to time after the Registration Statement becomes effective as determined by market conditions and the needs of the selling stockholders.

If any of the securities being registered on this from are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(4)
Common Stock, $.001 par value	6,733,750	(3)	$2.150	$14,477,563	$1,554

(1)	Pursuant to Rule 416, under the Securities Act, there are also being registered hereby such indeterminate number of additional shares of common stock as may become issuable pursuant to certain applicable provisions providing for the adjustment of the number of shares issuable upon exercise of the warrants and options.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee paid pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the common stock and warrants on October 9, 2006, as reported on the Pink Sheets.
(3)	Represents 5,759,000 shares of common stock outstanding, and 709,750 of warrants and 265,000 of options to acquire an aggregate of 974,750 shares of common stock.
(4)	A registration fee of $1,554 has been paid previously with respect to the shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification	of Directors and Officers.

The General Corporation Law of the State of Nevada, under which the Company is organized, permits the inclusion in the articles of incorporation of a corporation of a provision limiting or eliminating the potential monetary liability of directors to a corporation or its stockholders by reason of their conduct as directors. The provision would not permit any limitation on, or the elimination of, liability of a director for disloyalty to his or her corporation or its stockholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under Nevada law. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by Nevada law apply only to the “duty of care” of directors, i.e., to unintentional errors in their deliberations or judgments and not to any form of “bad faith” conduct.

The articles of incorporation of the Company contain a provision which eliminates the personal monetary liability of directors to the extent allowed under Nevada law. Accordingly, a stockholder is able to prosecute an action against a director for monetary damages only if he or she can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the amendment, and not “negligence” or “gross negligence” in satisfying his or her duty of care. Nevada law applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity or to his or her responsibilities under any other law, such as the federal securities laws.

In addition, the Company’s articles of incorporation and bylaws provide that the Company will indemnify our directors, officers, employees and other agents to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise. The Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other	Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses of the Company in connection with the offering described in the registration statement.

Securities and Exchange Commission Registration Fee	$1,554
Legal Fees and Expenses	70,000
Accounting Fees and Expenses	25,000
Other Expenses	1,000

Total Expenses	$97,554

Item 26. Recent	Sales of Unregistered Securities.

The Company made a private placement of its common stock to accredited investors at a price of $1.00 per share for $4,700,000 of gross proceeds from February to September 2005. The Company sold the offering through broker-dealers registered with the National Association of Securities Dealers, Inc. (“NASD”). The Company paid a commission of 10% of the price of the shares sold. It also paid an unaccountable expense allowance of $5,000 plus 3% of the price of the shares beyond the first 2,500,000 shares and received reimbursement for up to $30,000 of certain accountable expenses. The Company issued 470,000 warrants to the broker-dealers. Each warrant is exercisable for a term of five years at a price of $1.20 per share. The shares were issued in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act.

From May to September 2006, the Company completed a private placement of 959,000 units to accredited investors at a price of $1.75 per unit, for a total of $1,678,250 in gross proceeds. Each unit consists of one share of common stock of the Company and one-fourth of a common stock purchase warrant. One full warrant was issued for every four units sold in the offering. Each warrant is exercisable to purchase one share of common stock at a purchase price of $2.75 per share for a term of two years. The Company sold units directly to investors and through broker-dealers registered with the NASD. The Company paid commissions of 5% of the price of the units and an unaccountable expense allowance of 3% of the selling price of the units for units sold by the broker-dealers. The Company paid a total of $ 22,663 in commissions and $13,598 as unaccountable expense allowance to broker-dealers in connection with the units they sold to investors. The units were issued in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act.

Item 27. Exhibits

Exhibit Number	Description	Reference

2.1	Plan of Merger among Vegas Petra, Inc., a Nevada corporation, and Digital Ally, Inc., a Nevada corporation, and its stockholders, dated November 30, 2004 (incorporated herein by reference to Exhibit 2.1 of the Company’s Form SB-2, filed October 16, 2006, No. 333-138025).	Filed previously.
3.1	Amended and Restated Articles of Incorporation of Registrant, dated December 13, 2004 (incorporated herein by reference to Exhibit 2.1 of the Company’s Form SB-2, filed October 16, 2006, No. 333-138025).	Filed previously.
3.2	Amended and Restated By-laws of Registrant (incorporated herein by reference to Exhibit 2.1 of the Company’s Form SB-2, filed October 16, 2006, No. 333-138025)	Filed previously.
3.3	Audit Committee Charter, dated September 22, 2005 (incorporated herein by reference to Exhibit 2.1 of the Company’s Form SB-2, filed October 16, 2006, No. 333-138025)	Filed previously.
3.4	Compensation Committee Charter, dated September 22, 2005 (incorporated herein by reference to Exhibit 2.1 of the Company’s Form SB-2, filed October 16, 2006, No. 333-138025)	Filed previously.
4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 2.1 of the Company’s Form SB-2, filed October 16, 2006, No. 333-138025)	Filed previously.
4.2	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 2.1 of the Company’s Form SB-2, filed October 16, 2006, No. 333-138025)	Filed previously.
5.1	Opinion of Quarles & Brady LLP as to the legality of securities being registered (includes consent)	Filed previously.
10.1	2005 Stock Option and Restricted Stock Plan (incorporated herein by reference to Exhibit 2.1 of the Company’s Form SB-2, filed October 16, 2006, No. 333-138025)	Filed previously.
10.2	2006 Stock Option and Restricted Stock Plan (incorporated herein by reference to Exhibit 2.1 of the Company’s Form SB-2, filed October 16, 2006, No. 333-138025)	Filed previously.
10.3	Form of Stock Option Agreement (ISO and Non-Qualified) 2005 Stock Option Plan (incorporated herein by reference to Exhibit 2.1 of the Company’s Form SB-2, filed October 16, 2006, No. 333-138025)	Filed previously.
10.4	Form of Stock Option Agreement (ISO and Non-Qualified) 2006 Stock Option Plan (incorporated herein by reference to Exhibit 2.1 of the Company’s Form SB-2, filed October 16, 2006, No. 333-138025)	Filed previously.
10.5	Promissory Note Extension between Registrant and Acme Resources, LLC, dated May 4, 2006, in the principal amount of $500,000 (incorporated herein by reference to Exhibit 2.1 of the Company’s Form SB-2, filed October 16, 2006, No. 333-138025)	Filed previously.
10.6	Promissory Note between Registrant and Acme Resources, LLC, dated September 1, 2004, in the principal amount of $500,000.	Filed previously.
10.7	Promissory Note Extension between Registrant and Acme Resources, LLC, dated October 31, 2006.	Filed previously.
10.8	Software License Agreement with Ingenient Technologies, Inc., dated March 15, 2004.*	Filed herewith.
10.9	Software License Agreement with Ingenient Technologies, Inc., dated April 5, 2005.*	Filed herewith.
10.10	Stock Option Agreement with Daniels & Kaplan, P.C., dated September 25, 2006.	Filed previously.
10.11	Memorandum of Understanding with Tri Square Communications (Hong Kong) Co., Ltd. dated November 29, 2005.	Filed previously.
23.1	Consent of McGladrey & Pullen LLP	Filed previously.
23.2	Consent of Quarles & Brady LLP (Included in 5.1 above)	Filed previously.
24.1	Power of Attorney	Filed previously.

*	Information marked [*] has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

Item 28. Undertakings

(a)	Rule 415 Offering. The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	For determining any liability under the Securities Act of 1933 (the “Securities Act”), to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(e)	Request for acceleration of effective date:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)	Reliance on Rule 430A:

(1)	For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(I), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

(2)	For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offering in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 5 to Form SB-2 to be signed on its behalf by the undersigned, in the city of Leawood, State of Kansas, on April 30, 2007.

DIGITAL ALLY, INC., a Nevada corporation

/s/ Stanton E. Ross
Name: Stanton E. Ross
Title: Chairman & Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated:

Signature and Title	Date

/s/ Stanton E. Ross Stanton E. Ross, Director and Chief Executive Officer	April 30, 2007

/s/ Leroy C. Ritchie Leroy C. Richie, Director	April 30, 2007

/s/ Edward Juchniewicz Edward Juchniewicz, Director	April 30, 2007

/s/ Elliot M. Kaplan Elliot M. Kaplan, Director	April 30, 2007

/s/ Jeffrey A. Bakalar Jeffrey A. Bakalar, Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer	April 30, 2007

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